EXHIBIT 10.5.3

TRANSLATION FROM FRENCH

CONFIDENTIALITY AGREEMENT

BETWEEN

Societe HELION, a French corporation with capital of 534,000 Euros, having its registered office at 1100 Avenue Jean-Rene Guillibert Gautier de la Lauziere, 13791 Aix-en-Provence, registered in the Aix-en-Provence Trade and Companies Register under number 435 050 737, Represented by Mr. Guy Ducroux, Chairman/General Manager (hereinafter called "HELION"),

AND:

Societe SORAPEC, a French corporation with capital of 10,147,700 Francs, having its registered office at 192 Rue Carnot, 94120 Fontenay-sous-Bois, registered in the Creteil Trade and Companies Register under number 324 502 194, represented by Mr. Bernard Nicolas, Chairman (hereinafter called "SORAPEC"),

Hereinafter called individually or jointly "the Party/Parties."

WHEREAS

HELION is a company whose purpose are the research, design, improvement, manufacture, and sale of fuel-cell power generators particularly for naval propulsion and power as well as for urban mass transit vehicles.

SORAPEC is a company whose purpose is in particular the design, development, manufacture, and improvement of the "core" of fuel cells.

In connection with its work, HELION is currently investigating various sources for the development, industrialization, and supply of the "core" of fuel cells for integration in the generators that it designs and develops for industrial realization in its areas of business.

SORAPEC is currently seeking partners with a view to developing and industrializing the "core" of fuel cells.

HELION and SORAPEC are currently discussing possibilities of cooperation in the fuel cell field.

In the framework of such discussions, the Parties may have to exchange confidential information

WHEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1.

For the purposes of this Agreement, the term "Confidential Information" shall mean all information and all data disclosed by one Party to the other, whether in writing or orally, including without limitation, all documents, written or printed, samples, materials, software, know how, information, tools and parts and more generally all means that one Party may use to disclose the Confidential Information to the other in the context of the present Agreement.

2.

None of the provisions of the present Agreement should be interpreted as an obligation by either Party to disclose Confidential Information to the other, or to be bound contractually to such other Party in the future.

3.

Each Party agrees to keep strictly confidential and not disclose or communicate to third parties, by any means whatsoever, the Confidential Information which it will receive from the other Party or to which it will have access pursuant to the present Agreement.

4.

The Party which receives the Confidential Information (Receiving Party) agrees that starting on the Effective Date of the Agreement, the Confidential Information provided by the other (Disclosing Party):

	a.	Will be protected and kept strictly confidential and will be treated with the same degree of privacy and protection as if it was its own Confidential Information.
	b.	Will only be disclosed internally to members of its personnel that need to know, and will only be used by such personnel for the purposes of present Agreement.
	c.	Will not be used, either in part or in whole, for any purpose other than intended by present Agreement without prior written consent of Disclosing Party.
	d.	Will not be disclosed, directly or indirectly, to third parties or internally to persons other than provided under sub-paragraph (b) above without prior written agreement of the Disclosing Party.
	e.	Will not be copied, duplicated, in whole or in part, or in writing, without the prior written agreement of the Disclosing Party.
5.

All Confidential Information or copies thereof provided by the Disclosing Party to the other shall remain the property of the Disclosing Party and shall be returned to Disclosing Party immediately upon request.

6.

Notwithstanding the previous paragraph, the Receiving Party will not have any obligation, and will not be submitted to any restrictions concerning the Confidential Information to the extent it can establish that:

	a.	Such information has been in public domain prior to the disclosure, or after such disclosure to the extent the disclosure is not attributable to a violation of this Agreement, or,
	b.	That it was already in the possession of such information prior to disclosure by Disclosing Party,
	c.	That it was received from a third Party which had the right to provide the information without violating the present Agreement, or
	d.	That the use or disclosure had been authorized in writing by Disclosing Party.
7.

It is expressly agreed between the Parties that the disclosure of Confidential Information by a Disclosing Party pursuant to the present Agreement cannot in any way be interpreted as giving either explicitly or implicitly, to the Receiving Party any right whatsoever on the material, inventions, or discoveries related to the Confidential Information. The same applies to copyrights and other rights related to literary or artistic property, trademark or trade secrets.

8.	The Property Rights on all Confidential Information disclosed by one Party to the other pursuant to the present Agreement belong in any case to the Disclosing Party.
9.

The Effective Date of the present Agreement is March 26, 2001. The obligations of confidentiality contained in the Present Agreement shall remain valid for a period of 10 years from the Effective Date.

10.

The Present Agreement is governed by French law. All disagreements between the parties relating to the validity, interpretation, and execution of the Present Agreements, or any of its clauses, shall be submitted to the appropriate tribunals under the Cour d'Appel de Paris.

11.

This Agreement constitutes the entire agreement between the parties; it supersedes and replaces all prior declarations, negotiations, commitments, communications whether oral or written, acceptances, prior understandings and agreements between the parties made prior to the effective date of the Present Agreement.

Executed in Paris on April 3, 2001, in two originals.

For SORAPEC	For HELION
[signature]	[signature]
Mr. Bernard NICOLAS	Mr. Guy DUCROUX

ACCORD DE CONFIDENTIALITE

ENTRE LES SOUSSIGNEES :

La Societe HELION, societe anonyme de droit français au capital de 534 000 Euros, dont le siege social est situe 1100, Avenue Jean-Rene Guillibert Gautier de la Lauziere, 13791 Aix-en-Provence, immatriculee au Registre du Commerce et des Societes d'Aix en Provence sous le numero 435 050 737, Representee par Monsieur Guy DUCROUX, agissant en qualite de President Directeur General, (Ci-apres denommee " HELION ")

d'une part

ET :

La Societe SORAPEC, societe anonyme au capital de 10 147 700 Francs, dont le siege social est situe 192 rue Carnot, 94120 Fontenay-sous-Bois, immatriculee au registre du Commerce et des Societes de Creteil sous le numero 324 502 194,

Representee par Monsieur Bernard Nicolas, en qualite de President, (Ci-apres denommee " SORAPEC ")

d'autre part,

Ci-apres denommees individuellement ou conjointement " la (les) Partie(s) "

APRES AVOIR ETE EXPOSE QUE :

HELION est une societe dont l'objet est la recherche, l'etude, la mise au point, la fabrication, la commercialisation de generateurs d'energie a base de piles a combustible pour les domaines notamment de l'energie et propulsion navale ainsi que les transports urbains.

SORAPEC est une societe dont l'objet est notamment l'etude, la mise au point, le developpement, la fabrication et le perfectionnement du "coeur" de piles a combustible appele " stack ".

Dans le cadre de ses travaux HELION examine actuellement les differentes sources de developpement, d'industrialisation et de fourniture de l'element "coeur" de piles a combustible pour integration dans les generateurs qu'elle conçoit et developpe en vue d'une realisation industrielle dans ses domaines d'activites.

SORAPEC est actuellement a la recherche de partenariat en vue de developper et industrialiser l'element "coeur" de piles a combustible.

HELION et SORAPEC examinent actuellement les possibilites de cooperer dans le domaine de la pile a combustible.

Dans le cadre de ces discussions les Parties sont susceptibles de s'echanger des informations confidentielles,

EN CONSEQUENCE DE QUOI LES PARTIES SONT CONVENUES DE CE QUI SUIT :
1.

Dans le cadre du present Accord, les termes "Information(s) Confidentielle(s)" recouvrent toutes informations ou toutes donnees divulguees par l'une ou l'autre des Parties, par ecrit ou oralement, et incluant sans limitation, tous documents ecrits ou imprimes, tous echantillons, modeles, logiciels, donnees, savoir-faire, informations, outils et pieces ou plus generalement tous moyens de divulgation de l'Information Confidentielle pouvant être choisis par les Parties dans le cadre du present Accord.

2.

Aucune disposition du present Accord ne peut être interpretee comme obligeant l'une ou l'autre des Parties a divulguer des Informations Confidentielles a l'autre Partie ou a se lier contractuellement a cette derniere dans l'avenir.

3.

Chacune des parties s'engage a garder strictement confidentielles et a ne pas divulguer ou communiquer a des tiers, par quelque moyen que ce soit, les Informations Confidentielles qui lui seront transmises par l'autre partie ou auxquelles elle aura acces a l'occasion de l'execution du present Accord.

4.

La Partie qui reçoit les Informations Confidentielles, s'engage a compter de la date d'entree en vigueur du present Accord, a ce que les Informations Confidentielles emanant de la Partie qui les divulgue :

	a.	soient protegees et gardees strictement confidentielles et soient traitees avec le même degre de precaution et de protection qu'elle accorde a ses propres Informations Confidentielles ;
	b.	ne soient divulguees de maniere interne qu'aux seuls membres de son personnel ayant a en connaître et ne soient utilisees par ces derniers que dans le but defini par le present Accord ;
	c.	ne soient pas utilisees, totalement ou partiellement, dans un autre but que celui defini en Preambule du present Accord, sans le consentement prealable ecrit de la Partie qui les a divulguees ;
d.

ne soient ni divulguees, ni susceptibles de l'être, soit directement, soit indirectement a tout tiers au present Accord ou a toutes personnes autres que celles mentionnees a l'alinea (b) ci-dessus, sans l'accord prealable ecrit de la Partie qui les a divulguees ;

e.

ne soient ni copiees, ni reproduites, ni dupliquees, totalement ou par ecrit, lorsque de telles copies, reproductions ou duplications n'ont pas ete autorisees par la Partie de qui elles emanent, et ce de maniere specifique et par ecrit, a l'exception des copies, reproductions ou duplications necessaires aux membres du personnel de l'autre Partie tel que vise a l'alinea (b) ci-dessus.

5.

Toutes les Informations Confidentielles et leur reproductions, transmises par l'une ou l'autre des Parties restent la propriete de la Partie qui les a divulguees et devront être restituees a cette derniere immediatement sur sa demande.

6.	Sauf tel que prevu ci-dessus, la Partie qui reçoit, n'aura aucune obligation et ne sera soumise a aucune restriction eu egard a toutes Informations Confidentielles dont elle peut apporter la preuve :
	a.	qu'elles sont entrees dans le domaine public prealablement a leur divulgation ou apres celle-ci, mais dans ce cas en l'absence de toute faute qui lui soit imputable ; ou
b.

qu'elles se trouveraient deja en possession de l'une des Parties avant la transmission par l'autre Partie, ou qui le sont devenues posterieurement, sans qu'il y ait eu violation du present Accord par ladite Partie; ou

	c.	qu'elles ont ete reçues d'un tiers de maniere licite, sans restrictions ni violation du present Accord ; ou
	d.	que l'utilisation ou la divulgation ont ete autorisees par ecrit par la Partie dont elles emanent.
7.

Il est expressement convenu entre les Parties que la divulgation par les Parties entre elles d'Informations Confidentielles au titre du present Accord ne peut en aucun cas être interpretee comme conferant, de maniere expresse ou implicite a la Partie qui les reçoit, un droit quelconque (aux termes d'une licence ou par tout autre moyen) sur les matieres, les inventions ou les decouvertes auxquelles se rapportent ces Informations Confidentielles. Il en est de même en ce qui concerne les droits d'auteur ou autres droits attaches a la propriete litteraire et artistique (copyright), les marques de fabrique ou le secret des affaires.

Le droit de propriete sur toutes les Informations Confidentielles que les Parties se divulguent entre elles au titre du present Accord appartient en tout etat de cause, sous reserve des droits des tiers, a la Partie de qui elles emanent.

8.	Le present Accord est repute être entre en vigueur le 26 mars 2001.
Les obligations de confidentialite definies dans le present Accord resteront valides pour une periode de dix (10) ans a compter de son entree en vigueur.
9.

Le present Accord est regi par le droit français. Tous differends entre les Parties relatifs a l'existence, la validite, l'interpretation, l'execution du present Accord (ou de l'une quelconque de ses clauses) seront soumis aux tribunaux competents du ressort de la Cour d'Appel de Paris.

10.

L'ensemble des dispositions des presentes constitue l'integralite de l'accord entre les Parties eu egard a son objet et remplace et annule toutes declarations, negociations, engagements, communications orales ou ecrites, acceptations, ententes et accords prealables entre les Parties, faits anterieurement a la date de signature des presentes et relatifs aux dispositions auxquelles cet Accord s'applique ou qu'il prevoit.

Fait a                le

en deux exemplaires originaux.

Pour Helion	Pour Sorapec
Guy DUCROUX	Bernard NICOLAS
President	President